UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2012

Warren Resources, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 697-9660

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2012, Warren Resources, Inc. issued a press release announcing that its Chairman and Chief Executive Officer (CEO) Norman F. Swanton will step down as Chairman, CEO and a Director effective June 1, 2012. The Company also announced that Director Espy P. Price was appointed Interim CEO by the Board of Directors.

Mr. Espy P. Price, a Director of the Company since May 2007, has over 35 years experience in the oil and gas exploration and production industry. Until retiring in late 1999, he was Vice President and General Manager of Chevron Corp.'s Mid-Continent Business Unit, where he was responsible for all onshore USA exploration and production. From 1992 to 1996, he was Vice President of Chevron Overseas Petroleum, Inc., where he was responsible for Chevron's joint venture in the Republic of Kazakhstan. From 1990 to 1992, he was Vice President of Chevron's Gulf of Mexico Business Unit. From 1985 to 1990, he was employed at P.T. Caltex Pacific Indonesia, where he was Executive Vice President and Managing Director. From 1965 to 1985, he held various petroleum engineering positions with Chevron. Mr. Price earned a Bachelor of Science in Petroleum Engineering and a Master of Science in Petroleum Engineering from the University of Southwestern Louisiana

A copy of the press release is filed as Exhibit No. 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

ExhibitNo.	Description
99.1	Press Release dated May 18, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warren Resources, Inc. (Registrant)
May 18, 2012 (Date)	/s/ DAVID E. FLEMING David E. Fleming Senior Vice President, General Counsel & Secretary